UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material under §240.14a-12

STARWOOD WAYPOINT RESIDENTIAL TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

April 3, 2015

Dear Fellow Shareholders:

The trustees and officers of Starwood Waypoint Residential Trust (the “Company”) join me in extending to you a cordial invitation to attend the Company’s 2015 annual meeting of shareholders (the “Annual Meeting”). The Annual Meeting will be held on May 6, 2015 at 1:00 p.m., Pacific time, at the Company’s principal executive offices at 1999 Harrison Street, Oakland, California 94612.

Enclosed you will find the notice of meeting, proxy statement and proxy card. At the Annual Meeting, we are seeking to elect nine trustees. The shareholders will also be asked to vote to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current calendar year.

Your management and Board of Trustees unanimously recommend that you vote FOR the election of each of the nominees for trustee identified in the proxy statement and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current calendar year.

It is very important that your shares be represented at the Annual Meeting, whether or not you plan to attend personally. Therefore, please submit your proxy as promptly as possible—by telephone, via the Internet or by completing, signing and returning the enclosed proxy card in the postage-prepaid envelope provided. This will ensure that your shares are represented at the Annual Meeting.

Thank you for your continuing support.

Yours very truly,

Barry S. Sternlicht Chairman of the Board of Trustees

NOTICE OF 2015 ANNUAL MEETING OF

SHAREHOLDERS

TO BE HELD ON MAY 6, 2015

To the Shareholders of Starwood Waypoint Residential Trust:

NOTICE IS HEREBY GIVEN that the 2015 annual meeting of shareholders (the “Annual Meeting”) of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company”), will be held at the Company’s principal executive offices at 1999 Harrison Street, Oakland, California 94612 on May 6, 2015 at 1:00 p.m., Pacific time, to consider and vote on the following matters:

1.	the election of the nine trustee nominees identified in the accompanying proxy statement, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015; and

3.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Details concerning those matters to come before the Annual Meeting are set forth in the accompanying proxy statement for your inspection.

The proxy statement, proxy card and Notice of Annual Meeting are first being mailed to holders of the Company’s common shares, $0.01 par value per share (“Common Shares”), on or about April 3, 2015. We have also enclosed the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2014. We hope you will find it informative.

Our Board of Trustees has fixed March 13, 2015 as the record date for the Annual Meeting. Only the holders of record of the Common Shares as of the close of business on March 13, 2015 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Shareholders are cordially invited to attend the meeting in person. The presence at the meeting, in person or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum. Your vote is important. Whether or not you plan to attend the meeting, please authorize proxies to cast your votes today by following the easy instructions on the proxy card.

By Order of the Board of Trustees,

Tamra D. Browne

Secretary

Dated: April 3, 2015

Oakland, California

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY; PLEASE PROMPTLY VOTE BY TELEPHONE OR VIA THE INTERNET, OR MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL BROADRIDGE FINANCIAL SOLUTIONS, INC. TOLL-FREE AT 1-800-579-1639.

Important Notice Regarding Internet Availability of Proxy Materials for the 2015 Annual Meeting to

Be Held on May 6, 2015

Our proxy materials relating to the Annual Meeting (notice, proxy statement and annual report) are available on our website at www.starwoodwaypoint.com.

i

Starwood Waypoint Residential Trust

1999 Harrison Street

Oakland, California 94612

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING ANNUAL MEETING, SOLICITATION AND VOTING

This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are being provided in connection with the solicitation of proxies by the Board of Trustees of Starwood Waypoint Residential Trust, a Maryland real estate investment trust (the “Company,” “our,” or “us”), for use at the 2015 annual meeting of shareholders (the “Annual Meeting”) to be held on May 6, 2015 at 1:00 p.m., Pacific time, and any adjournments or postponements thereof. The mailing address of the Company’s principal executive offices is Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being mailed to holders of the Company’s common shares, $0.01 par value per share (“Common Shares”) on or about April 3, 2015.

Matters to Be Voted on at the Annual Meeting

At the Annual Meeting, the following matters will be voted on:

1.	the election of the nine trustee nominees identified in this Proxy Statement, each to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified;

2.	the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015; and

3.	the transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders Entitled to Vote

The Board of Trustees has fixed March 13, 2015 as the record date for the determination of shareholders entitled to notice of and to vote their Common Shares at the Annual Meeting. As of March 13, 2015, the Company had outstanding 37,849,011 Common Shares. Each Common Share entitles its holder to one vote.

Voting at the Annual Meeting

If the accompanying proxy card is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. If no specification is made on the proxy card as to any one or more of the proposals, the Common Shares represented by the proxy will be voted as follows:

FOR the election of each of the nine trustee nominees identified in this Proxy Statement; and

FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the calendar year ending December 31, 2015.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date this Proxy Statement was finalized, the Company did not know of any other matter to be raised at the Annual Meeting.

Required Vote

The presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for purposes of transacting business at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder that holds shares for a beneficial owner in “street name” (each, a “record holder”) does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Election of each nominee for the nine trustee positions (Proposal 1) requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the trustee nominee with the most votes for a particular seat is elected for that seat. Votes “withheld” from one or more trustee nominees therefore will have no effect on the outcome of the vote with respect to the election of trustees. For additional details, see the section of this Proxy Statement entitled “Proposal 1: Election of Trustees.”

The affirmative FOR vote of a majority of votes cast at the Annual Meeting is required to approve all other proposals, including the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 2). In tabulating the voting result for any particular proposal, abstentions and, if applicable, broker non-votes, are not counted as votes FOR or AGAINST the proposals.

Under the rules of the New York Stock Exchange (the “NYSE”), a record holder has the authority to vote your shares on certain matters when it does not receive voting instructions from you. Record holders that do not receive voting instructions are entitled to vote on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm (Proposal 2). Absent instructions from you, record holders may not vote on the proposal regarding the election of trustees (Proposal 1) and broker non-votes will occur.

How to Vote

You may vote at the Annual Meeting in any of the following ways:

Submitting a Proxy by Telephone or via the Internet: If you are a shareholder of record, you may appoint your proxy by telephone, or electronically via the Internet, by following the instructions on your proxy card. Easy-to-follow prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. The Company’s telephone and Internet proxy submission procedures are designed to authenticate shareholders by using individual control numbers. If you hold your shares in street name, please check your voting instruction card or contact your bank or broker to determine whether you will be able to provide your instructions by telephone or via the Internet.

Submitting a Proxy by Mail: If you are a shareholder of record, you can appoint your proxy by marking, dating and signing your proxy card and returning it by mail in the postage-prepaid envelope provided. If you hold your shares in street name, you can instruct your bank or broker to vote by following the directions on your voting instruction card.

By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

Voting in Person at the Annual Meeting: Shareholders of record may vote in person by ballot at the Annual Meeting. Shareholders who own their shares in street name may vote in person at the Annual Meeting only if they provide a legal proxy, executed in their favor, from the holder of record of their shares.

Please note that even if you plan to attend the Annual Meeting, we encourage you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the Annual Meeting will revoke any previously submitted proxy.

Revocation of Proxies

A person submitting a proxy has the power to revoke it at any time before it is exercised by (a) attending the Annual Meeting and voting in person, (b) duly executing and delivering a proxy bearing a later date prior to the Annual Meeting or (c) sending written notice of revocation to the Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612, which written notice must be received by the Company’s Secretary by 5:00 p.m., Pacific time, on May 5, 2015.

Confidentiality of Voting

The Company keeps all proxies, ballots and voting tabulations confidential as a matter of practice. The Company only lets its inspector of election and tabulating agent, Broadridge Financial Solutions, Inc. (“Broadridge”), examine these documents.

Voting Results

Broadridge, the Company’s independent tabulating agent, will count the votes and act as the inspector of election at the Annual Meeting.

Solicitation of Proxies

The Company will pay the expenses of soliciting proxies in connection with this Proxy Statement. Proxies may be solicited in person or by mail, telephone, electronic transmission and facsimile transmission on the Company’s behalf by trustees, officers or employees of the Company or its subsidiaries, without additional compensation. The Company asks brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials to the beneficial owners of the shares held of record by such persons and to obtain authority to execute proxies, for which the Company will reimburse such persons. When recording votes by telephone or via the Internet, the Company will use procedures designed to authenticate shareholders’ identities, which will allow shareholders to authorize the voting of their shares in accordance with their instructions and confirm that their instructions have been recorded properly.

Attendance at the Annual Meeting

All shareholders of record as of the close of business on the record date, March 13, 2015, may attend the Annual Meeting. Institutional or entity shareholders are permitted to bring one representative. Attendance at the Annual Meeting will be on a first-come, first-served basis upon arrival at the meeting. Proof of share ownership as of the record date, such as a bank or brokerage statement, and a government-issued photo identification, such as a valid driver’s license or passport, will be required for admission to the Annual Meeting.

Availability of Annual Report and Proxy Materials on the Internet

This Proxy Statement and the Annual Report on Form 10-K for the calendar year ended December 31, 2014 are available on the Company’s website at www.starwoodwaypoint.com.

Recommendations of the Board of Trustees

The Board of Trustees recommends a vote FOR the election of each of the nine nominees for trustee identified in this Proxy Statement and FOR the ratification of the appointment by the Audit Committee of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the calendar year ending December 31, 2015.

Explanatory Note Regarding Our Status as an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions provide that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

•	be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer; and

•	be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and instead provide a reduced level of disclosure concerning executive compensation, and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board, requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

We may take advantage of some or all of the reduced regulatory and reporting requirements that will be available to us so long as we qualify as an “emerging growth company.”

We will, in general, qualify as an “emerging growth company” until the earliest of:

•	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”);

•	the last day of our fiscal year in which we have annual gross revenue of $1.0 billion or more;

•	the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and

•	the date on which we are deemed to be a “large accelerated filer,” which will occur at the end of the first fiscal year that we (1) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (2) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (3) have filed at least one annual report pursuant to the Exchange Act.

PROPOSAL 1

ELECTION OF TRUSTEES

The Company’s Bylaws provide that the Board of Trustees may establish, increase or decrease the number of trustees, provided that the number of trustees shall never be less than the minimum required by Maryland law, nor more than 15. The Board of Trustees is currently comprised of nine members.

Pursuant to a governance rights agreement we have entered into with Starwood Capital Group Global, L.P. (together with its predecessors, affiliates and subsidiaries, including our manager, SWAY Management, LLC (our “Manager”), “Starwood Capital Group”) and Waypoint Real Estate Group HoldCo, LLC (together with its predecessors, affiliates and subsidiaries, the “Waypoint Manager”), each party has agreed to take certain action within its control relating to the composition of our Board of Trustees. See “Corporate Governance—Governance Rights Agreement.”

At the Annual Meeting, nine trustees will be elected to serve on the Board of Trustees, each for a one-year term expiring in 2016 and each until his or her successor is duly elected and qualified. The Common Shares represented by the accompanying proxy will be voted for the election as trustees of the nine nominees named below, unless a vote is withheld from any of the nine individual nominees. Each nominee has agreed to serve as trustee if elected and the Board of Trustees expects that each nominee will be available for election as a trustee. However, if any nominee becomes unavailable or unwilling to serve as a trustee for any reason, Common Shares represented by the accompanying proxy will be voted for such other person as the Board of Trustees may nominate.

Election of each nominee for the nine trustee positions requires the affirmative FOR vote of a plurality of all votes cast at the Annual Meeting. This means that the trustee nominee with the most votes for a particular seat is elected for that seat.

Information Concerning the Trustee Nominees

The Board of Trustees has unanimously proposed Barry S. Sternlicht, Douglas R. Brien, Richard D. Bronson, Michael D. Fascitelli, Jeffrey E. Kelter, Stephen H. Simon, Andrew J. Sossen, Colin T. Wiel and Christopher B. Woodward as nominees for election as trustees of the Company, each to serve for a one-year term expiring in 2016 and each until his or her respective successor is duly elected and qualified. Each nominee is currently a trustee of the Company, although Mr. Simon joined the Board of Trustees upon initial identification by Starwood Capital Group and appointment by the Board of Trustees on March 6, 2015, and Mr. Brien joined the Board of Trustees upon initial identification by the Waypoint Manager and appointment by the Board of Trustees on March 25, 2015. Mr. Simon is one of Starwood Capital Group’s independent trustee designees pursuant to the governance rights agreement. Mr. Brien is one of the Waypoint Manager’s designees pursuant to the governance rights agreement. See “Corporate Governance—Governance Rights Agreement.”

We believe all of the nominees are individuals with a reputation for integrity, who demonstrate strong leadership capabilities, and are able to work collaboratively to make contributions to the Board of Trustees and management. We value a number of attributes and criteria when identifying candidates to serve as a trustee, including experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that we consider appropriate in the context of the needs of the Board of Trustees, as discussed in the section of this Proxy Statement entitled “Corporate Governance—Board and Committee Meetings—Nominating and Corporate Governance Committee.”

Information concerning the names, ages, terms and positions with the Company and business experience of the nominees for election as trustees, each of whom is currently a trustee, is set forth below. This information includes each nominee’s principal occupation as well as a discussion of the specific experience, qualifications, attributes and skills of each nominee that led to the Board’s conclusion that the particular nominee should serve as a trustee. In addition, set forth below is the period during which each nominee has served as a trustee of the Company. Ages shown for all trustees are as of April 3, 2015. The information presented below has been confirmed by each nominee for purposes of its inclusion in this Proxy Statement.

Name	Age	Position(s)	Committee Membership
Barry S. Sternlicht	54	Chairman of the Board of Trustees
Douglas R. Brien	44	Trustee and Chief Executive Officer
Richard D. Bronson	70	Trustee	Compensation; Nominating and Corporate Governance
Michael D. Fascitelli	58	Trustee	Compensation; Nominating and Corporate Governance
Jeffrey E. Kelter	60	Trustee	Audit; Compensation
Stephen H. Simon	49	Trustee	Audit
Andrew J. Sossen	38	Trustee
Colin T. Wiel	48	Trustee
Christopher B. Woodward	65	Trustee	Audit

Barry S. Sternlicht has been the chairman of our Board of Trustees since 2012 and has been the president and chief executive officer of Starwood Capital Group, a privately-held global investment firm and an affiliate of us, since its formation in 1991. He is also the chairman of the board of directors of our Manager. He is also the chairman and chief executive officer of Starwood Capital Group Management, L.L.C., a registered investment advisor and an affiliate of us. Over the past 24 years, Mr. Sternlicht has structured investment transactions with an aggregate asset value of approximately $63 billion. From 1995 to 2005, he was the chairman and chief executive officer of Starwood Hotels & Resorts Worldwide, Inc., a NYSE-listed hotel and leisure company that he founded. Mr. Sternlicht is the chairman of the board of TRI Pointe Homes, Inc., Starwood Property Trust, Inc. (“Starwood Property Trust”), an affiliate of us, and Baccarat S.A., a crystal maker. He also serves on the board of directors of The Estée Lauder Companies, A.S. Roma, the Pension Real Estate Association and the Real Estate Roundtable and previously served on the board of directors of Restoration Hardware. Mr. Sternlicht is a trustee of Brown University. Additionally, he serves on the boards of The Robin Hood Foundation (if which he is the former chairman), the Dreamland Film & Performing Arts Center and the executive advisory board of Americans for the Arts. He is a member of the World Presidents Organization and the Urban Land Institute. Mr. Sternlicht received a B.A. degree, magna cum laude, with honors from Brown University. He later earned a M.B.A. with distinction from Harvard Business School. Mr. Sternlicht’s extensive experience in both the real estate markets and as a senior executive and director of other publicly traded corporations enables him to provide our Board of Trustees with leadership and financial expertise as well as insight into the current status of the global financial markets.

Douglas R. Brien has been a member of our Board of Trustees since March 2015 and our Chief Executive Officer since January 2014. He is also the chief executive officer and a director of our Manager. Mr. Brien is a co-founder of the Waypoint Manager and has served as one of its managing directors since its founding in 2009. He has been an active real estate investor since 1997. He has invested in, conducted due diligence upon and assisted in the management of over 1,300 multi-family units. Prior to founding the Waypoint Manager, Mr. Brien served as a principal of Redwood Capital Management Group, where he raised capital and managed out-of-state multi-family units. From 1994 to 2005, Mr. Brien was a place-kicker in the National Football League. He played for the Super Bowl Champion San Francisco 49ers in 1994. Mr. Brien was elected team captain and NFLPA Player Representative by his teammates on the New Orleans Saints. Mr. Brien has founded and operated a number of non-profit enterprises including Kick for Kids’ Sake and The Leo Brien Foundation. Mr. Brien has also founded The Kicking.com Network, which features an e-commerce store selling Mr. Brien’s instructional DVD Click to Kick©. Mr. Brien was recently selected as one of the “Top 100 Most Innovative Entrepreneurs” by Goldman Sachs. Mr. Brien received a B.A. in political economies of industrial societies from the University of California, Berkeley and a M.B.A. from Tulane University. Mr. Brien also completed the Wharton Sports Business Initiative Program in Entrepreneurial Management at the University of Pennsylvania. In 2014,

Mr. Brien was appointed, and currently serves, as a member of the U.S. Olympic Ethics committee. Mr. Brien brings to our Board of Trustees extensive expertise in the single-family home real estate sector and familiarity with real estate markets.

Richard D. Bronson has been a member of our Board of Trustees since January 2014. Since 2000, Mr. Bronson has been the CEO of The Bronson Companies, LLC, a real estate development company, based in Beverly Hills, California. Mr. Bronson has been involved in the development of several shopping centers and office buildings throughout the United States. Mr. Bronson serves as the chairman of U.S. Digital Gaming, an online gaming technology provider based in Beverly Hills, California, and as a director of Starwood Property Trust. Mr. Bronson previously served as a director of TRI Pointe Homes, Inc. and Mirage Resorts and was president of New City Development, an affiliate of Mirage Resorts, where he oversaw many of the company’s new business initiatives and activities outside Nevada. Mr. Bronson is on the board of the Neurosurgery Division at UCLA Medical Center. He is a member of the Western Real Estate Business Editorial Board. Mr. Bronson has also served as vice president of the International Council of Shopping Centers (ICSC), an association representing 50,000 industry professionals in more than 80 countries. Mr. Bronson is the founder and president of Native American Empowerment, LLC, a private company dedicated to monitoring, advocating and pursuing Native American gaming opportunities and tribal economic advancement. Mr. Bronson’s experience and knowledge in the real estate industry provides our Board of Trustees with valuable insight into potential investments and the current state of the real estate markets.

Michael D. Fascitelli has been a member of our Board of Trustees since January 2014. Mr. Fascitelli has been a managing member of MDF Capital LLC, an investment firm, since April 2013. Mr. Fascitelli has served as a member of the board of trustees of Vornado Realty Trust, an NYSE-listed real estate investment trust (“REIT”), since December 1996. He served as Vornado Realty Trust’s president since December 1996 and as its chief executive officer since May 2009 until his resignation from both positions effective April 15, 2013. From December 1992 to December 1996, Mr. Fascitelli was a partner at Goldman, Sachs & Co. in charge of its real estate practice and was a vice president prior thereto. From 2004 until 2013 he also served as a director of Toys “R” Us, Inc. In addition, from August 2005 through June 2008, Mr. Fascitelli was a member of the board of trustees of GMH Communities Trust, a REIT. Mr. Fascitelli holds a B.S. in Industrial Engineering from the University of Rhode Island and a M.B.A. from the Harvard University School of Business Administration. Mr. Fascitelli’s executive experience as president and chief executive officer of Vornado Realty Trust and his extensive knowledge of and experience in the real estate industry led the Board of Trustees to conclude that Mr. Fascitelli should serve as a trustee.

Jeffrey E. Kelter has been a member of our Board of Trustees since January 2014. Mr. Kelter has been a senior partner of KTR Capital Partners, a private equity firm investing in real estate, since 2004. From 1997 to 2004, Mr. Kelter was president and chief executive officer and a trustee of Keystone Property Trust (“Keystone”), an industrial REIT. Keystone merged during the third quarter of 2004 with and into a joint venture between ProLogis and affiliates of investment companies managed by Eaton Vance Management. Mr. Kelter had been president and a trustee of Keystone from its formation in December 1997 and was appointed chief executive officer in December 1998. He has over 20 years of experience in all phases of commercial real estate including development and third-party management. Prior to forming Keystone, he served as president and chief executive officer of Penn Square Properties, Inc. (“Penn Square”) in Philadelphia, Pennsylvania, a real estate company which he founded in 1982. At Penn Square, he developed, owned, managed and leased more than 4.5 million square feet of office and warehouse projects throughout the Pennsylvania and New Jersey markets. Mr. Kelter also serves on the board of directors of Gramercy Property Trust Inc. Mr. Kelter received a B.A. from Trinity College. Mr. Kelter’s qualifications to serve on our Board of Trustees include his executive experience as president and chief executive officer of Keystone and Penn Square, and his vast experience of over 20 years in commercial real estate.

Stephen H. Simon has been a member of our Board of Trustees since March 2015. Mr. Simon is a co-founder of Simon Equity Partners, LLC and has been a managing member since January 2007. From February 1997 to

December 2006, Mr. Simon served as president and chief executive officer of Melvin Simon & Associates, Inc., a privately-held real estate and investment company. In addition, from April 1994 to July, 2007, Mr. Simon was a member of the board of directors of Brightpoint, Inc. Mr. Simon also serves on the board of directors of the Pacers Basketball Corporation, Yes To, Inc., Bedrock Manufacturing Co. and Coalision. Mr. Simon is a trustee for The Herbert Simon Family Foundation and serves on the boards of the following non-profit organizations - Conscious Alliance, Simon Youth Foundation and HeadCount. Mr. Simon holds a degree in General Studies with a concentration in Public and Environmental Affairs from Indiana University, graduating in 1989. Mr. Simon’s experience as managing partner of Simon Equity Partners, LLC and his extensive knowledge of and experience in the real estate industry led the Board of Trustees to conclude that Mr. Simon should serve as a trustee.

Andrew J. Sossen has been a member of our Board of Trustees since 2012 and has been Starwood Property Trust’s chief operating officer since July 2011 and its executive vice president, general counsel, chief compliance officer and secretary since January 2010. He is also an executive vice president and a director of our Manager. Prior to joining Starwood Property Trust, Mr. Sossen served from 2006 to 2009 as the general counsel of KKR & Co.’s asset management business and of KKR Financial Holdings LLC, a publicly traded specialty finance company, where he was a member of senior management and was integrally involved in the policy and strategic decision-making, as well as the day-to-day operations, of the businesses. Mr. Sossen’s career began at Simpson Thacher & Bartlett LLP, where he was a member of the firm’s corporate department, specializing in capital markets and mergers and acquisitions. Mr. Sossen received both a Juris Doctor and a Bachelor of Arts degree from the University of Pennsylvania. The Board of Trustees believes that Mr. Sossen’s experience in the real estate markets provides important perspectives on our investments.

Colin T. Wiel has been a member of our Board of Trustees since January 2014. He is also the a director of our Manager. Mr. Wiel is a co-founder of the Waypoint Manager and has served as one of its managing directors since its founding in 2009. In addition, he served as our Chief Investment Officer from January 2014 to April 2015. Prior to founding the Waypoint Manager, Mr. Wiel founded and sold an e-commerce software engineering firm. Mr. Wiel has been an investor in a variety of asset classes including real estate, public markets, venture capital and angel investments. In 2005, Mr. Wiel founded the San Francisco chapter of Keiretsu Forum, the world’s largest angel investor group, which he grew to over 100 members before stepping down as chapter president in 2009. Notable technical achievements include designing an antilock braking system for commercial aircraft for Boeing (two US patents issued) and co-architecting the Java software infrastructure for Charles Schwab’s online trading website. He was recently selected as one of the “Top 100 Most Innovative Entrepreneurs” by Goldman Sachs. Mr. Wiel received a B.S. in mechanical engineering from the University of California, Berkeley. Mr. Wiel brings to our Board of Trustees extensive expertise in the single-family home real estate sector and familiarity with growth companies and innovative technologies.

Christopher B. Woodward has been a member of our Board of Trustees since January 2014. Since 2010, Mr. Woodward has served as the lead independent director and an audit committee member of Horizon Technology Finance Corporation (HRZN), a specialty finance company that invests in development-stage companies in the technology, life science, healthcare and clean tech industries. He is also currently a trustee and the chairperson of the audit committee of The Phillips Academy. He has previously held several domestic and global management positions as a director, deputy chief executive officer and acting chief financial officer with Canterbury of New Zealand Ltd., a global apparel company, from 2000 through 2009, as vice president of corporate finance with Montgomery Securities Limited and a predecessor from 1983 to 1987 and as a senior finance and management executive with various other large and small public and private enterprises. Mr. Woodward began his career as a certified public accountant with Coopers & Lybrand LLP (a predecessor firm to PricewaterhouseCoopers LLP), where he provided audit, tax and financial advisory services to various sized public and private companies across a number of industries from 1973 to 1980. Mr. Woodward holds a B.S. in Business Administration (with a concentration in accounting and finance) from UC Berkeley and a M.B.A. in finance from its Haas School of Business. He is currently an active member of the American Institute of CPAs, the California Society of CPAs and the National Association of Corporate Directors. As a result of his background, Mr. Woodward brings to our Board of Trustees a deep understanding of corporate finance and extensive accounting and audit experience.

Compensation of Trustees

A member of our Board of Trustees who is also an employee of our Manager is referred to as an executive trustee. Executive trustees will not receive compensation for serving on our Board of Trustees. Each non-executive trustee receives an annual fee for his or her services of $50,000, payable in quarterly installments in conjunction with quarterly meetings of our Board of Trustees, and an annual award of $50,000 in our restricted Common Shares, calculated based on the closing price of our Common Shares on the date of the grant, which fully vests on the following January 31st, subject to the trustee’s continued service on our Board of Trustees. Non-executive trustees also receive the following compensation for service as members of committees of our Board of Trustees: (1) committee chairperson annual cash retainers of $15,000 (Audit Committee), $7,500 (Compensation Committee) and $7,500 (Nominating and Corporate Governance Committee); and (2) committee membership annual cash retainers of $7,500 (Audit Committee), $3,750 (Compensation Committee) and $3,750 (Nominating and Corporate Governance Committee). The Lead Independent Trustee, if any, receives an additional annual cash retainer of $15,000. Our non-executive trustees may elect to receive their fees by issuance of Common Shares, calculated based on the closing price of our Common Shares on the date of grant, rather than in cash, provided that any such issuance does not prevent such trustee from being determined to be independent and such shares are granted pursuant to the Starwood Waypoint Residential Trust Non-Executive Trustee Share Plan (our “Non-Executive Trustee Share Plan”) or the issuance is otherwise made in a manner consistent with NYSE listing requirements.

As of March 13, 2015, 176,754 Common Shares were available for issuance under the Non-Executive Trustee Share Plan and 14,369 Common Shares were subject to unvested awards granted under the Non-Executive Trustee Share Plan.

Each of our non-executive trustees may elect to forego receipt of all or any portion of the cash or equity compensation payable to them for service as one of our trustees and direct that we pay such amounts to a charitable cause or institution designated by such trustee. We reimburse each of our trustees for their reasonable travel expenses incurred in connection with their attendance at full Board of Trustees and committee meetings.

The table below summarizes the compensation paid by the Company to its non-executive trustees for the year ended December 31, 2014. Mr. Simon is not included in the below table, because he was not a trustee of the Company during the calendar year ended December 31, 2014.

Name (a)	Fees Earned or Paid in Cash (b)	Share Awards (c)(1)(2)	Option Awards (d)	Non-Equity Incentive Plan Compensation (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation (g)	Total (h)
Thomas M. Bowers(3)	$80,000	$129,930	—	—	—	—	$129,930
Richard D. Bronson	$57,500	$49,980	—	—	—	—	$107,480
Michael D. Fascitelli	$57,500	$49,980	—	—	—	—	$107,480
Jeffrey E. Kelter(4)	$65,000	$114,945	—	—	—	—	$114,945
Christopher B. Woodward	$65,000	$49,980	—	—	—	—	$114,980

(1)	On February 4, 2014, the non-executive trustees were granted 1,666 Common Shares in connection with the Company’s spin-off from Starwood Property Trust. These awards of restricted shares vest ratably in three annual installments on January 31, 2015, January 31, 2016, and January 31, 2017, subject to the trustee’s continued service on our Board of Trustees. The amounts reported in this column relating to these Common Shares are based on a closing price of $30.00 per Common Share on February 3, 2014, the first date of stand-alone trading for our Common Shares.
(2)	As of December 31, 2014, each of the non-executive trustees held 1,666 unvested restricted share awards, for a total unvested share count of 8,330.

(3)	Mr. Bowers resigned as a trustee of the Company on February 2, 2015. Mr. Bowers elected to receive his fees for his service as a trustee in 2014 in Common Shares. The amounts reported relating to these Common Shares are based on the closing prices per Common Share on the dates of issue, or $27.00 for the 1,481 Common Shares issued on May 9, 2014, $26.36 for the 758 Common Shares issued on August 8, 2014 and $26.12 for the 765 Common Shares issued on January 7, 2015. In connection, with Mr. Bower’s resignation as a trustee of the Company on February 2, 2015, he forfeited 1,111 of his 1,666 restricted shares.
(4)	Mr. Kelter elected to receive his fees for his service as a trustee in 2014 in Common Shares. The amounts reported relating to these Common Shares are based on the closing prices per Common Share on the dates of issue, or $27.00 for the 1,203 Common Shares issued on May 9, 2014, $26.36 for the 616 Common Shares issued on August 8, 2014 and $26.12 for the 622 Common Shares issued on January 7, 2015.

Recommendation of the Board of Trustees

The Board of Trustees recommends a vote FOR the election of each of the nominees for trustee named above.

CORPORATE GOVERNANCE

Determination of Trustee Independence

Pursuant to the Company’s Corporate Governance Guidelines, the Board of Trustees must be comprised of a majority of trustees who qualify as independent trustees under the listing standards of the NYSE (“Independent Trustees”). The Board of Trustees reviews annually the relationships that each trustee has with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Following such annual review, only those trustees who the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) will be considered Independent Trustees, subject to additional qualifications prescribed under the listing standards of the NYSE or under applicable law. The Board may adopt and disclose categorical standards to assist it in determining trustee independence. In the event that a trustee becomes aware of any change in circumstances that may result in such trustee no longer being considered independent under the listing standards of the NYSE or under applicable law, the trustee must promptly inform the Chairperson of the Nominating and Corporate Governance Committee.

The Board of Trustees considered all relevant facts and circumstances in assessing trustee independence and has determined that each of Richard D. Bronson, Michael D. Fascitelli, Jeffrey E. Kelter, Stephen H. Simon and Christopher B. Woodward is an Independent Trustee under the listing standards of the NYSE. Prior to Mr. Bowers ceasing to serve as a Trustee on February 2, 2015, the Board of Trustees had determined that he was an Independent Trustee under the listing standards of the NYSE as well.

In making this determination with respect to Mr. Bronson, the Board of Trustees took into account the relationships between the Company and Starwood Property Trust, an affiliate of the Company of which Mr. Bronson is a trustee.

Board Leadership Structure and Role in Risk Oversight

We have separate individuals serving as Chairman of the Board of Trustees and as Chief Executive Officer. Mr. Sternlicht serves as our Chairman. Douglas R. Brien serves as our Chief Executive Officer.

The Company does not have a policy against one individual holding the position of Chairman and Chief Executive Officer. Rather, the Board of Trustees evaluates the desirability of having a combined or separate roles for the Chairman and Chief Executive Officer from time-to-time and adopts a structure based on what it believes is in the best interests of the Company and its shareholders. Currently, the Board of Trustees believes that having a separate Chairman and Chief Executive Officer serves the interests of the Company and its shareholders well.

Our Corporate Governance Guidelines provide that, if the Chairman of the Board is not an Independent Trustee, the Independent Trustees may designate one of the Independent Trustees to serve as Lead Independent Trustee. Mr. Bowers served as the Lead Independent Trustee until his resignation on February 2, 2015. To date, no new Lead Independent Trustee has been appointed. The Lead Independent Trustee, if any, will work with the Chairman to ensure that the Board of Trustees discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the Board of Trustees and management. The role of the Lead Independent Trustee, in any, will be to review and approve matters such as meeting agendas, meeting schedule sufficiency and, where appropriate, other information provided to the other trustees. All trustees are encouraged to, and in fact do, consult with the Chairman on each of the above topics. Each of the trustees, communicates regularly with the Chairman regarding appropriate agenda topics and other matters related to the Board of Trustees.

The members of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Board of Trustees, including their respective Chairpersons, are comprised entirely of Independent Trustees who serve in oversight roles. Through these committees and directly, the Board of Trustees is actively involved in oversight of risk, compliance, possible conflicts of interest and related party transactions, and business results. Members of the Board of Trustees have access to management and outside advisors; thus, the Chairman is not the sole source of information for the Board of Trustees.

The Manager is responsible for the day-to-day management of the risks the Company faces, while the Board of Trustees, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Trustees has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board of Trustees meets regularly with management to discuss strategy and risks facing the Company. Senior management attends the Board of Trustees meetings and is available to address any questions or concerns raised by the Board of Trustees on risk management and any other matters. The Chairman and independent members of the Board of Trustees work together to provide strong, independent oversight of the Company’s management and affairs directly and through its standing committees and, when necessary, special meetings of Independent Trustees.

Board and Committee Meetings

The Board of Trustees has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The current charters for each of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are available on the Company’s website, www.starwoodwaypoint.com, under the heading “Investors” and the subheading “Company Information—Governance Documents.” Further, the Company will provide a copy of these charters without charge to each shareholder upon written request. Requests for copies should be addressed to the Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612.

The following descriptions of the functions performed by the committees of the Board of Trustees are general in nature and are qualified in their entirety by reference to the committees’ charters.

Audit Committee

The Audit Committee is comprised of Christopher B. Woodward, Jeffrey E. Kelter and Stephen H. Simon, each of whom is an Independent Trustee and “financially literate” under the applicable rules of the NYSE and the Securities and Exchange Commission (the “SEC”). Christopher B. Woodward is chairperson of our Audit Committee. Christopher B. Woodward has been designated as our Audit Committee financial expert, as that term is defined by the SEC. The Audit Committee met six times during the calendar year ended December 31, 2014.

The Audit Committee assists our Board of Trustees in overseeing:

•	our financial reporting, auditing and internal control activities, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee also prepares the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in the Company’s annual Proxy Statement. The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Richard D. Bronson and Michael D. Fascitelli, each of whom is an Independent Trustee under the applicable rules of the NYSE. Mr. Fascitelli is chairperson of our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once during the calendar year ended December 31, 2014.

The Nominating and Corporate Governance Committee is responsible for the following:

•	providing counsel to our Board of Trustees with respect to the organization, function and composition of our Board of Trustees and its committees;

•	overseeing the self-evaluation of our Board of Trustees;

•	periodically reviewing and, if appropriate, recommending to our Board of Trustees changes to, our corporate governance policies and procedures; and

•	identifying and recommending to our Board of Trustees potential trustee candidates for nomination.

The Company’s Bylaws provide certain procedures that a shareholder must follow to nominate persons for election to the Board of Trustees. Nominations for trustee at an annual meeting of shareholders must be submitted in writing to the Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612. The Secretary must receive the notice of a shareholder’s intention to introduce a nomination or proposed item of business at an annual meeting of shareholders not earlier than the close of business on the 150th day nor later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of shareholders. However, in connection with the 2015 annual meeting of shareholders or in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made.

The deadline for such notice of a shareholder nomination is the same as the deadline for notice of a shareholder proposal submitted outside of Rule 14a-8 with respect to the 2016 annual meeting of shareholders, which is discussed in the section of this Proxy Statement entitled “Shareholder Proposals for the 2016 Annual Meeting.” The Bylaws also provide that the shareholder nomination notice must contain all information relating to such nominee that is required to be disclosed in solicitations of proxies for elections of trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as trustee if elected).

As to the shareholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, the notice must include:

•	the name and record address of the shareholder, as they appear on the Company’s share ledger, and of such beneficial owner;

•	the number of shares of each class of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner; and

•	any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of trustees pursuant to Section 14 of the Exchange Act.

In considering the qualifications for serving as a trustee of the Company, the Nominating and Corporate Governance Committee examines a candidate’s experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the committee considers appropriate in the context of the needs of the Board. Although there is no specific policy on diversity, the Nominating and Corporate Governance Committee also may seek to have the Board represent a diversity of backgrounds and experience.

The Nominating and Corporate Governance Committee identifies potential nominees by asking current trustees and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying trustee candidates. The Nominating and Corporate Governance Committee will also consider trustee candidates recommended by shareholders. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder. However, in addition to taking into consideration the needs of the Board of Trustees and the qualifications of the candidate, the committee may also consider the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Compensation Committee

The Compensation Committee is comprised of Jeffrey E. Kelter, Richard D. Bronson and Michael D. Fascitelli, each of whom is an Independent Trustee under the applicable rules of the NYSE and the SEC. Jeffrey E. Kelter is chairperson of our Compensation Committee. The Compensation Committee acted once by written consent during the fiscal year ended December 31, 2014.

The principal functions of the Compensation Committee are to:

•	review and approve on an annual basis the corporate goals and objectives relevant to chief executive officer compensation, evaluate our Chief Executive Officer’s performance in light of such goals and objectives and, if applicable, either as a committee or together with our Independent Trustees (as directed by our Board of Trustees), determine and approve the remuneration of our Chief Executive Officer based on such evaluation;

•	review and oversee management’s annual process for evaluating the performance of our officers and review and approve on an annual basis the remuneration of our officers, if applicable;

•	review and discuss with management the Company’s compensation discussion and analysis (the “CD&A”) to be included in the Company’s annual Proxy Statement or Annual Report on Form 10-K filed with the SEC;

•	prepare the Compensation Committee Report as required by the rules of the SEC;

•	oversee the annual review of the Starwood Waypoint Residential Trust Manager Equity Plan (our “Manager Equity Plan”), the Starwood Waypoint Residential Trust Equity Plan (our “Equity Plan”) and our Non-Executive Trustee Share Plan;

•	oversee the annual review of the Management Agreement;

•	administer our related party transaction policy;

•	assist our Board of Trustees and the chairman in overseeing the development of executive succession plans; and

•	evaluate annually the appropriate level of compensation for Board and committee service by our non-executive trustees.

Compensation Committee Interlocks and Insider Participation

There were no compensation committee interlocks required to be disclosed during the calendar year ended December 31, 2014. The trustees who were members of the Compensation Committee during the calendar year ended December 31, 2014 included Mr. Kelter, Mr. Bronson and Mr. Fascitelli, none of whom were officers or employees of the Company during the calendar year ended December 31, 2014, and none of whom had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Executive Sessions of Non-Executive and Independent Trustees

Executive sessions of the non-executive trustees occur regularly during the course of the year. “Non-executive trustees” include all Independent Trustees and any other non-executive trustees. The non-executive trustee presiding at those sessions will rotate from meeting to meeting among the chairperson of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the trustee is present at the session. In addition, in the event that the non-executive trustees include any trustee who is not an Independent Trustee, an executive session of only the Independent Trustees will occur at least once a year.

Number of Meetings of the Board of Trustees and Attendance in 2014

The Board of Trustees met six times and acted pursuant to written consent nine times during the calendar year ended December 31, 2014, including both regularly scheduled and special meetings. Each incumbent trustee attended at least 92% of the meetings of the Board of Trustees and of the committees of the Board of Trustees on which such trustee served during the period in the calendar year ended December 31, 2014 for which such trustee served as a member of the Board of Trustees and such committees of the Board of Trustees. The Company expects each trustee serving on its Board of Trustees to regularly attend meetings of the Board of Trustees and the committees on which such trustee serves, and to review, prior to meetings, material distributed in advance of such meetings. A trustee who is unable to attend a meeting is expected to notify the Chairman of the Board of Trustees or the chairperson of the appropriate committee in advance of such meeting. The Company’s policy regarding trustee attendance at the annual meetings of shareholders is to encourage trustees to attend such meetings. The 2015 meeting will be the Company’s first annual meeting of shareholders.

Governance Rights Agreement

We have entered into a governance rights agreement with Starwood Capital Group and the Waypoint Manager. The governance rights agreement provides that each of Starwood Capital Group and the Waypoint Manager will vote all of our voting securities, including Common Shares, over which such party has voting control and take all other reasonably necessary or desirable actions within its control, and we will take all necessary or desirable actions within our control, so that:

•	the number of trustees on our Board of Trustees will be established at, and remain during the term of the agreement fixed at, nine trustees; and

•	the following nine persons will constitute our Board of Trustees:

•	two individuals designated by Starwood Capital Group, who may be affiliates of Starwood Property Trust or Starwood Capital Group at the time of any such nomination;

•	two individuals designated by the Waypoint Manager, who may be affiliates of the Waypoint Manager’s equity holders at the time of any such nomination;

•	four individuals designated by Starwood Capital Group, each of whom qualifies as an Independent Trustee; and

•	one individual designated by the Waypoint Manager, who qualifies as an Independent Trustee.

The governance rights agreement provides that Starwood Capital Group has the right to designate one member of our Board of Trustees as the chairman of our Board of Trustees, and Starwood Capital Group and the Waypoint Manager agree to instruct their respective designees on our Board of Trustees to take all reasonably necessary or desirable actions within his or her control to elect the chairman of our Board of Trustees as designated by Starwood Capital Group.

In the event that any trustee ceases to serve as a member of our Board of Trustees during his or her term of office, whether due to such member’s death, disability, resignation or removal, then the governance rights agreement provides that: (1) the person or persons entitled to designate the trustee who caused the vacancy will have the exclusive right (vis-à-vis our Board of Trustees, any committee of our Board of Trustees or any other party to the agreement) to nominate an alternate candidate for the vacant seat; or (2) if no person was entitled to designate such trustee, the resulting vacancy will be filled by the remaining trustees as provided in our Declaration of Trust and Bylaws. In addition, the governance rights agreement provides that, unless required by applicable law, the parties to the agreement will not take any action for the purpose of removing a trustee from our Board of Trustees without the written consent of the person entitled to designate such trustee.

Notwithstanding anything contained in the governance rights agreement to the contrary, if our trustees determine in good faith, after consultation with outside legal counsel, that any action or restriction on any action required by the governance rights agreement could reasonably constitute a violation of the trustees’ fiduciary duties under applicable laws, then, such action or restriction on such action will not be required pursuant to the agreement until such time, if any, as such action or restriction on such action could no longer reasonably constitute a violation of such duties and obligations.

Report of the Audit Committee

The Board of Trustees has appointed an Audit Committee consisting of three trustees. All of the members of the Audit Committee are “independent” as defined in the NYSE listing standards.

The Audit Committee’s job is one of oversight, as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”). The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with GAAP.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with Deloitte & Touche LLP, the Company’s independent registered public accounting firm for the calendar year ended December 31, 2014. The Audit Committee has also discussed with Deloitte & Touche LLP the other matters required to be discussed under applicable accounting standards.

The Audit Committee has received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with the independence of the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2014 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Trustees.

Christopher B. Woodward (Chairperson)
Jeffrey E. Kelter
Stephen H. Simon

Information on Corporate Governance and Communications with the Board

The Company maintains a corporate governance section on its website to provide relevant information to shareholders and other interested parties. Corporate governance information available on the website includes (i) the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Trustees, (ii) the Corporate Governance Guidelines, (iii) the Code of Business Conduct and Ethics and (iv) the Code of Ethics for Principal Executive Officers and Senior Financial Officers. This information is available on the Company’s website, www.starwoodwaypoint.com, under the heading “Investors” and the subheading “Company Information—Governance Documents,” and the information is available in print without charge to any shareholder upon written request to the Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612.

You may initiate communications with the Board of Trustees, the Chairman, the Independent Trustees as a group or any individual trustee or trustees by writing to our Secretary at the address set forth above. You should indicate on the outside of the envelope the intended recipient of your communication (i.e., the full Board of Trustees, the Independent Trustees as a group or any individual trustee or trustees). The Board of Trustees has instructed our Secretary to review such correspondence and, at her discretion, not to forward items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the recipient’s consideration.

EXECUTIVE OFFICERS

Information concerning the names, ages, terms and positions with the Company and business experience of the executive officers of the Company is set forth below. Ages shown for all executive officers are as of April 3, 2015.

Name	Age	Position(s)
Douglas R. Brien	44	Chief Executive Officer
Charles D. Young	46	Chief Operating Officer
Nina A. Tran	46	Chief Financial Officer
S. Ali Nazar	40	Chief Experience Officer
Tamra D. Browne	52	Chief Legal Officer and Secretary

In addition to Mr. Brien, for whom biographical information is provided in the section of this Proxy Statement entitled “Proposal 1: Election of Trustees,” the following individuals serve as the Company’s executive officers.

Charles D. Young has been our Chief Operating Officer since March 2015. He is also the Senior Vice President – West Division of our Manager. He has also served as regional vice president, Eastern Region of the Waypoint Manager since February 2013. He joined the Waypoint Manager as regional director for Chicago in 2012. Mr. Young brings 20 years of real estate development, investment and management experience to his role. Prior to joining the Waypoint Manager, Mr. Young was executive vice president at Mesa Development from 2003 to 2012, a national real estate developer, investor and service provider with a focus on complex mixed-use residential opportunities. Before Mesa, Mr. Young worked for Goldman, Sachs & Co. in their Real Estate Principal Investment Area (Whitehall) and Goldman’s Investment Banking Division, in Mergers and Acquisitions. Mr. Young also created and managed two entrepreneurial ventures. He co-founded and was a managing director of The Kaleidoscope Group, L.L.C., a strategic diversity and management consulting firm, and he managed K.G. Holdings, LLC, a real estate holding and management firm. Before starting his career in real estate and investment banking, Mr. Young spent several years as a professional football player in the National Football League and the World Football league. He is a board member of SPARK, a non-profit organization that provides apprenticeships to middle school students from disadvantaged communities. Mr. Young holds a B.A. in Economics from Stanford University and a M.B.A. from Stanford University’s Graduate School of Business.

Nina A. Tran has been our Chief Financial Officer since January 2014. She is also the chief financial officer of our Manager. Ms. Tran has served as chief financial officer of the Waypoint Manager since January 2013. Prior to joining the Waypoint Manager, Ms. Tran spent 17 years at Prologis, Inc. (formerly AMB Property Corporation), a multinational NYSE-listed REIT. During her tenure at Prologis from April 1995 to January 2013, Ms. Tran served as senior vice president, chief accounting officer and, most recently, chief global process officer, where she helped lead the merger integration of AMB and Prologis. In her role as chief accounting officer, Ms. Tran oversaw all aspects of global accounting operations, external reporting, including SEC filings and joint venture/fund reporting, internal audit and Sarbanes-Oxley Act compliance. Ms. Tran also served as chief financial officer of AMB-IAT Air Cargo Fund, a publicly-traded Canadian REIT. Before joining AMB, Ms. Tran was a senior associate at PricewaterhouseCoopers LLP. Ms. Tran attended the University of California, Davis and California State University, Hayward, where she received a B.A. in business administration, with a concentration in accounting and information systems. She is also a graduate of the Stanford Executive Program for Women Leaders. Ms. Tran is a certified public accountant (inactive).

S. Ali Nazar has been our Chief Experience Officer since January 2014. He is also the chief experience officer of our Manager. Mr. Nazar has served as chief technology officer of the Waypoint Manager since March 2011. Mr. Nazar joined the Waypoint Manager in March 2010 as vice president of technology. Mr. Nazar is responsible for the development of the Waypoint Manager’s business processes and information technology systems. Prior to joining the Waypoint Manager, Mr. Nazar was a co-founder of SalesTeamLive LLC, a marketing and technology services company that enables investors and agents to automate sourcing and purchasing of single-family real estate. Mr. Nazar built SalesTeamLive’s cloud-based platform, which is responsible for generating hundreds of thousands of targeted marketing leads that have led to thousands of transactions across a wide variety of real estate investment strategies. Before co-founding SalesTeamLive, Mr. Nazar spent six years at Digital Island, Inc. (now a subsidiary of Cable and Wireless plc), a provider of network services for globalizing Internet business applications. First as engineering development manager and eventually as director of Product Management, Mr. Nazar was instrumental in helping Digital Island complete its initial public offering in 1999 and navigating Digital Island’s rapid expansion to 2,000 employees and its acquisition by Cable and Wireless. Mr. Nazar received a B.S. in mathematics from U.C. Davis.

Tamra D. Browne has been our Chief Legal Officer and Secretary since January 2014. She is also the general counsel of our Manager. Ms. Browne has served as chief legal officer of the Waypoint Manager since February 2013. Prior to joining the Waypoint Manager, Ms. Browne was senior vice president, general counsel and corporate secretary of AMB Property Corporation, a multi-national NYSE-listed REIT, where she oversaw the global legal and compliance department. Ms. Browne worked at AMB from January 1999 to January 2012. Prior to joining AMB in January 1999, Ms. Browne was an associate at Morrison & Foerster LLP from June 1994 to January 1999, providing counsel to clients in connection with public and private securities issuances, initial public offerings and mergers and acquisitions. Ms. Browne began her legal career at the law firm of Reid & Priest, where she worked on a variety of corporate finance matters. Ms. Browne received a B.A. in geology from Middlebury College and a J.D. from Stanford Law School.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, TRUSTEES AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Shares as of April 3, 2015 with respect to:

•	each of the Company’s trustees and trustee nominees;

•	each of the Company’s named executive officers; and

•	all of the Company’s trustees, trustee nominees and executive officers as a group.

Unless otherwise indicated, all shares set forth in the tables below are owned directly, and the indicated person has sole voting and investment power with respect thereto. The percentage of beneficial ownership is calculated based on 38,172,999 of our Common Shares outstanding as of April 3, 2015. In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as our restricted share units (“RSUs”) which are scheduled to vest within 60 days).

Unless otherwise indicated, the business address of the shareholders listed below is the address of our principal executive offices 1999 Harrison Street, Oakland, California, 94612.

Trustees and Named Executive Officers	Amount and Nature Of Beneficial Ownership	Percent of Class
Barry S. Sternlicht(1)(2)	850,551	2.2%
Gary M. Beasley(3)	11,555	*
Douglas R. Brien(4)	8,888	*
Richard D. Bronson	10,668	*
Tamra D. Browne(5)	2,222	*
Michael D. Fascitelli	1,666	*
Jeffrey E. Kelter	4,107	*
S. Ali Nazar(5)	2,222	*
Stephen H. Simon	1,985	*
Andrew J. Sossen(1)	13,567	*
Nina A. Tran(6)	3,333	*
Colin T. Wiel(7)	6,222	*
Christopher B. Woodward	1,666	*
Charles D. Young(8)	3,333	*
Trustees and Executive Officers as a Group (13 persons)	910,430	2.4%

*	Less than 1%
(1)	Business address is 591 West Putnam Avenue, Greenwich, Connecticut 06830.
(2)	Excludes 453,586 RSUs that were granted to our Manager upon the completion of the Separation and are not scheduled to vest within 60 days.
(3)	Mr. Beasley resigned as a trustee of the Company effective as of March 25, 2015 and Co-Chief Executive Officer of the Company effective as of April 3, 2015. Excludes 23,111 of our RSUs granted upon the completion of our spin-off from Starwood Property Trust (the “Separation”) that have not yet vested and are not scheduled to vest within 60 days.
(4)	Excludes 17,778 of our RSUs granted upon the completion of the Separation that have not yet vested and are not scheduled to vest within 60 days.

(5)	Excludes 4,444 of our RSUs granted upon the completion of the Separation and are not scheduled to vest within 60 days.
(6)	Excludes 6,667 of our RSUs granted upon the completion of the Separation and are not scheduled to vest within 60 days.
(7)	Excludes 12,444 of our RSUs granted upon the completion of the Separation and are not scheduled to vest within 60 days.
(8)	Excludes 6,667 of our RSUs granted upon the completion of the Separation and are not scheduled to vest within 60 days.

The following table sets forth certain information relating to the beneficial ownership of our Common Shares by each person, entity or group known to the Company to be the beneficial owner of more than five percent of our Common Shares based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 13, 2015.

Name and Address of Beneficial Owner	Amount and Nature Of Beneficial Ownership	Percent of Class
The Vanguard Group – 23-1945930(1)	5,141,796	13.61%
100 Vanguard Blvd.
Malvern, PA 19355
Cohen & Steers, Inc.(2)	3,822,870	10.12%
280 Park Avenue, 10th Floor
New York, New York 10017
EJF Capital LLC(3)	3,138,611	8.3%
2107 Wilson Boulevard, Suite 410
Arlington, VA 22201
Vanguard Specialized Funds – Vanguard REIT Index	2,867,546	7.59%
Fund – 23-2834924(4)
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Third Avenue Management LLC(5)	2,621,933	6.94%
622 Third Avenue, 32nd Floor
New York, New York 10017
BlackRock, Inc.(6)	2,371,006	6.3%
55 East 52nd Street
New York, New York 10022
Long Pond Capital, LP(7)	2,133,597	5.6%
527 Madison Avenue, 15th Floor
New York, New York 10022
Citadel GP LLC(8)	2,065,632	5.5%
131 S. Dearborn Street, 32nd Floor
Chicago, Illinois 60603

(1)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 11, 2015 by The Vanguard Group – 23-1945930, which reported that it has sole voting power with respect to 56,667 of our Common Shares, shared voting power with respect to zero of our Common Shares, sole dispositive power with respect to 5,090,309 of our Common Shares and shared dispositive power with respect to 51,487 of our Common Shares.
(2)	Based on information as of January 31, 2015 set forth in Schedule 13G filed with the SEC on February 10, 2015 by Cohen & Steers, Inc., which reported that it has solve voting power with respect to 2,617,243 of our Common Shares, shared voting power with respect to zero of our Common Shares, sole dispositive power with respect to 3,822,870 of our Common Shares and shared dispositive power with respect to zero of our Common Shares.

(3)	Based on information as of February 11, 2015 set forth in Schedule 13G filed with the SEC on February 20, 2015 by EJF Capital LLC, which reported that it has solve voting power with respect to zero of our Common Shares, shared voting power with respect to 3,138,611 of our Common Shares, sole dispositive power with respect to zero of our Common Shares and shared dispositive power with respect to 3,138,611 of our Common Shares.
(4)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 6, 2015 by Vanguard Specialized Funds – Vanguard REIT Index Fund – 23-2834924, which reported that it has solve voting power with respect to 2,867,546 of our Common Shares, shared voting power with respect to zero of our Common Shares, sole dispositive power with respect to zero of our Common Shares and shared dispositive power with respect to zero of our Common Shares.
(5)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 12, 2015 by Third Avenue Management LLC, which reported that it has solve voting power with respect to 2,621,933 of our Common Shares, shared voting power with respect to zero of our Common Shares, sole dispositive power with respect to 2,621,933 of our Common Shares and shared dispositive power with respect to zero of our Common Shares.
(6)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 2, 2015 by BlackRock, Inc., which reported that it has solve voting power with respect to 2,371,006 of our Common Shares, shared voting power with respect to zero of our Common Shares, sole dispositive power with respect to 2,371,006 of our Common Shares and shared dispositive power with respect to zero of our Common Shares.
(7)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 17, 2015 by Long Pond Capital, LP, which reported that it has solve voting power with respect to zero of our Common Shares, shared voting power with respect to 2,133,597 of our Common Shares, sole dispositive power with respect to zero of our Common Shares and shared dispositive power with respect to 2,133,597 of our Common Shares.
(8)	Based on information as of December 31, 2014 set forth in Schedule 13G filed with the SEC on February 17, 2015 by Citadel GP LLC, which reported that it has solve voting power with respect to zero of our Common Shares, shared voting power with respect to 2,065,632 of our Common Shares, sole dispositive power with respect to zero of our Common Shares and shared dispositive power with respect to 2,065,632 of our Common Shares.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

None of the named executive officers of the Company is an employee of the Company. We are managed by our Manager, pursuant to the terms of the Management Agreement. All of our named executive officers are employees of the Manager. Because the Management Agreement with the Manager provides that the Manager is responsible for managing the Company’s affairs, the Company’s Chief Executive Officer and each of its other current executive officers, each of whom is also an executive of our Manager, do not receive cash compensation from the Company for serving as the Company’s executive officers. Instead, the Company pays the Manager the management fees and makes the reimbursements, as described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions—Management Agreement” and, at the discretion of the Compensation Committee of the Board of Trustees, the Company may also grant the Manager equity-based awards, as described in the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.”

Cash Compensation

We have not paid directly, and do not intend to pay directly, any cash compensation to our named executive officers for serving as our executive officers. However, we reimburse our Manager for our allocable share of compensation paid to certain of our Manager’s officers and employees.

Role of Compensation Committee

The Compensation Committee reviews the goals and objectives of our Manager’s compensation program and approves any equity-based awards to be made to our named executive officers based on recommendations from our Manager. Information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in the section of this Proxy Statement entitled “Corporate Governance—Board and Committee Meetings—Compensation Committee.”

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A included in this Proxy Statement with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Trustees that the CD&A be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee of the Board of Trustees.

Jeffrey E. Kelter (Chairperson) Richard D. Bronson
Michael D. Fascitelli

Summary Compensation Table

The following table provides information regarding compensation earned by the Company’s named executive officers for the calendar year ended December 31, 2014. As described in the CD&A included in this Proxy Statement, none of the named executive officers of the Company are employees of the Company and the Company did not directly pay any cash compensation to the named executive officers for or in 2014. Mr. Young, our Chief Operating Officer, is not included in the below table, because he was not a named executive officer of the Company during the calendar year ended December 31, 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Share Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Gary M. Beasley	2014	—	—	$1,039,980	—	—	$1,039,980
Co-Chief Executive Officer(2)
Douglas R. Brien	2014	—	—	$799,980	—	—	$799,980
Chief Executive Officer(3)
Colin T. Wiel	2014	—	—	$559,980	—	—	$559,980
Chief Investment Officer(4)
Nina A. Tran	2014	—	—	$300,000	—	—	$300,000
Chief Financial Officer
S. Ali Nazar	2014	—	—	$199,980	—	—	$199,980
Chief Experience Officer
Tamra D. Browne	2014	—	—	$199,980	—	—	$199,980
Chief Legal Officer and Secretary

(1)	The amounts reported in this column relate to grants of RSUs from the Company to each of the named executive officers on February 4, 2014. The awards vest in three annual installments on each of January 31, 2015, January 31, 2016 and January 31, 2017. The amounts reported in this column are based on a closing price of $30.00 per Common Share on February 3, 2014, the first date of stand-alone trading for our Common Shares.
(2)	Mr. Beasley resigned as Co-Chief Executive Officer of the Company effective as of April 3, 2015.
(3)	Mr. Brien was appointed as sole Chief Executive Officer of the Company effective as of April 3, 2015.
(4)	Mr. Wiel resigned as Chief Investment Officer of the Company effective as of April 3, 2015.

Grants of Plan-Based Awards During Calendar Year Ended December 31, 2014

The following table provides information regarding plan-based awards granted to the Company’s named executive officers during the calendar year ended December 31, 2014. Mr. Young, our Chief Operating Officer, is not included in the below table, because he was not a named executive officer of the Company during the calendar year ended December 31, 2014.

Name	Grant Date	All Other Share Awards: Number of Shares or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Gary M. Beasley(3)
RSU Award	February 4, 2014	34,666	$1,039,980
Douglas R. Brien
RSU Award	February 4, 2014	26,666	$799,980
Colin T. Wiel(4)
RSU Award	February 4, 2014	18,666	$559,980
Nina A. Tran
RSU Award	February 4, 2014	10,000	$300,000
S. Ali Nazar
RSU Award	February 4, 2014	6,666	$199,980
Tamra D. Browne
RSU Award	February 4, 2014	6,666	$199,980

(1)	The awards vest in three annual installments on each of January 31, 2015, January 31, 2016 and January 31, 2017.
(2)	The amounts reported in this column are based on a closing price of $30.00 per Common Share on February 3, 2014, the first date of stand-alone trading for our Common Shares.
(3)	Mr. Beasley resigned as Co-Chief Executive Officer of the Company effective as of April 3, 2015.
(4)	Mr. Wiel resigned as Chief Investment Officer of the Company effective as of April 3, 2015.

Outstanding Equity Awards at December 31, 2014

The following table provides information regarding outstanding equity awards of the Company’s named executive officers as of December 31, 2014. Mr. Young, our Chief Operating Officer, is not included in the below table, because he was not a named executive officer of the Company during the calendar year ended December 31, 2014.

	Share Awards
Name	Number of Shares or Units That Have Not Vested (#)(1)	Market Value of Shares or Units That Have Not Vested ($)(2)
Gary M. Beasley(3)	34,666	$914,142
Douglas R. Brien	26,666	$703,182
Colin T. Wiel(4)	18,666	$492,222
Nina A. Tran	10,000	$263,700
S. Ali Nazar	6,666	$175,782
Tamra D. Browne	6,666	$175,782

(1)	The awards vest in three annual installments on each of January 31, 2015, January 31, 2016 and January 31, 2017.

(2)	The amounts reported in this column are based on a closing price of $26.37 per Common Share on December 31, 2014.
(3)	Mr. Beasley resigned as Co-Chief Executive Officer of the Company effective as of April 3, 2015.
(4)	Mr. Wiel resigned as Chief Investment Officer of the Company effective as of April 3, 2015.

Potential Payments upon Termination of Employment

The Company does not have any employment agreements with any of its named executive officers and, except for Mr. Brien, is not obligated to make any payments to them upon termination of employment. Pursuant to an employment agreement between our Manager and Mr. Brien, if Mr. Brien is terminated from employment by the Manager without Cause (as defined in the employment agreement), by Mr. Brien for Good Reason (as defined in the employment agreement) or due to death or disability, all outstanding unvested equity awards issued by the Company held by Mr. Brien on his termination date will accelerate and vest in full on the 12-month anniversary of his termination date. Except as described above for Mr. Brien, in the event that the employment of any other named executive officer of the Company is terminated, such named executive officer will forfeit any and all unvested share awards that he or she has been granted by the Company under the Equity Plan.

Potential Post-Employment Payments and Payments upon Change in Control

None of the Company’s named executive officers has the right receive severance payments from the Company upon termination of services and the Company is not required to make payments to a named executive officer upon a change of control. However, all unvested restricted share awards that the Company has granted under the Equity Plan will vest immediately upon a change of control (as defined in the Equity Plan). Assuming for the sake of analysis that the triggering event took place on December 31, 2014, the value of the vested restricted share awards for each named executive officer would be the same as the respective values set forth in the last column of the table presented in the section of this Proxy Statement entitled “—Outstanding Equity Awards at December 31, 2014.”

We have not included tables for pension benefits or nonqualified deferred compensation because, due to the limited nature of our compensation program, we have nothing to report with respect to any of these items.

Shares Vested in Calendar Year Ended December 31, 2014

None of the outstanding equity awards held by the Company’s named executive officers vested during the calendar year ended December 31, 2014.

Equity Compensation Plan Information

The following table provides information regarding the number of our securities that may be issued under the Company’s equity compensation plans as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	958,289	N/A	2,162,020
Equity compensation plans not approved by security holders	—	—	—

Total	958,289	N/A	2,162,020

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s trustees, executive officers and persons beneficially owning more than ten percent of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in such ownership on Forms 3, 4 and 5 with the SEC and the NYSE. These persons are also required to furnish the Company with copies of all Forms 3, 4 and 5 that they file. Based solely on the Company’s review of the copies of such forms it has received, the Company believes that all its executive officers, trustees and greater than ten percent beneficial owners complied with all filing requirements applicable to them since the Separation on January 31, 2014, other than the filing of three Form 4s for Mr. Sternlicht, which were inadvertently filed late on April 9, 2014, April 14, 2014 and November 18, 2014 on behalf of Mr. Sternlicht. The Company has recently evaluated the cause of such delinquent filings and is putting in place controls to prevent future delinquent filings.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Deloitte & Touche LLP served as the independent registered public accounting firm of the Company and its subsidiaries for the calendar year ended December 31, 2014. The Audit Committee has appointed Deloitte & Touche LLP to be the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015 and has further directed that the appointment of the independent registered public accounting firm be submitted for ratification by the shareholders at the Annual Meeting.

Although there is no requirement that Deloitte & Touche LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Deloitte & Touche LLP. The Audit Committee may terminate the appointment of Deloitte & Touche LLP as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. The representatives of Deloitte & Touche LLP will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

Recommendation of the Board of Trustees and the Audit Committee

The Board of Trustees and its Audit Committee recommend a vote FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the calendar year ending December 31, 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 16, 2015, the Audit Committee appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015, subject to shareholder ratification. The Audit Committee considered the non-audit services provided by Deloitte & Touche LLP and determined that the provision of such services was compatible with maintaining Deloitte & Touche LLP’s independence.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP with respect to the Company’s annual financial statements for the calendar years ended December 31, 2014 and 2013, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	2014	2013(1)
Audit Fees(2)	$890,250	$664,000
Audit Related Fees(3)	$2,000	$0
Tax Fees(4)	$39,310	$0
All Other Fees(5)	$36,496	$0

Total Fees	$968,056	$664,000

(1)	The Company did not spin-off from Starwood Property Trust until January 31, 2014.
(2)	Audit Fees primarily represent, for the calendar years ended December 31, 2014 and 2013, fees for the audits and quarterly reviews of the financial statements filed with the SEC in annual reports on Form 10-K and quarterly reports on Form 10-Q, audit services in connection with statutory filings, consents, and review of documents filed with the SEC.
(3)	Audit Related Fees primarily represent, for the calendar year ended December 31, 2014, fees for the Company’s subscription to Deloitte & Touche LLP’s online accounting and reporting technical library.
(4)	Tax Fees primarily represent, for the calendar year ended December 31, 2014, fees for professional services for tax compliance, tax advice and tax planning.
(5)	All Other Fees primarily represent, for the calendar year ended December 31, 2014, expenses incurred.

Pre-Approval Policies for Services of Independent Registered Public Accounting Firm

In accordance with Audit Committee policy and requirements of law, the Audit Committee pre-approves all services to be provided by the independent registered public accounting firm, including all audit services, permitted audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year, related to a particular defined task or scope of work and subject to a specific budget. The Audit Committee has authorized its Chairperson to pre-approve additional services and, if the Chairperson of the Audit Committee pre-approves a service pursuant to this authority, he or she reviews the matter with the full Audit Committee at its next regularly scheduled meeting. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other firms as needed.

For the calendar years ended December 31, 2014 and 2013, all services provided by Deloitte & Touche LLP were pre-approved by the Audit Committee pursuant to such policies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Management Agreement

On January 31, 2014, we entered into the Management Agreement with our Manager. Pursuant to the Management Agreement, our Manager administers our business and growth strategies and performs certain services for us, subject to oversight by our Board of Trustees. Our Manager is responsible for, among other duties, (1) identifying homes and distressed and non-performing residential mortgage loans for acquisition, (2) acquiring homes and distressed and non-performing residential mortgage loans, (3) supervising its employees with respect to the conversion of our acquisitions into rental homes and the subsequent renovation, leasing, maintenance and other property management of our rental homes, (4) financing our acquisitions and activities related thereto, and (5) providing us with investment advisory services. In addition, our Manager has an investment committee that oversees compliance with our investment policies, business and growth strategies and financing strategy.

The initial term of the Management Agreement ends on January 31, 2017, with automatic one-year renewal terms. Our Independent Trustees review our Manager’s performance annually, and, following the initial term, the Management Agreement may be terminated annually upon the affirmative vote of at least two-thirds of our Independent Trustees based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us; or (2) our determination that the management fees payable to our Manager are unfair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our Independent Trustees. We will provide our Manager with 180 days’ prior written notice of such a termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the annualized base management fee, based on the management fee paid in the most recently completed eight fiscal quarters before the date of termination. We may also terminate the Management Agreement at any time, including during the initial term, for cause without payment of any termination fee. During the initial three-year term of the Management Agreement, we may not terminate the Management Agreement except for cause. Our Manager may decline to renew the Management Agreement by providing us with 180 days prior written notice, in which case we would not be required to pay a termination fee. Our Manager is entitled to a termination fee upon termination of the Management Agreement by us without cause or termination by our Manager if we materially breach the Management Agreement.

Base Management Fee

We pay our Manager a base management fee calculated and payable quarterly in arrears in cash in an amount equal to one-fourth of 1.5% of the daily average of our adjusted equity market capitalization for the preceding quarter. For purposes of calculating the management fee, our adjusted equity market capitalization means: (1) the average daily closing price per Common Share during the relevant period, multiplied by (2) (a) the average number of our Common Shares and securities convertible into our Common Shares issued and outstanding during the relevant period, plus (b) the maximum number of our Common Shares issuable pursuant to outstanding rights, options or warrants to subscribe for, purchase or otherwise acquire our Common Shares that are in the money on such date, or the Common Share equivalents, minus (3) the aggregate consideration payable to us on the applicable date upon the redemption, exercise, conversion and/or exchange of any Common Share equivalents, plus (x) the average daily closing price per our preferred share during the relevant period, multiplied by (y) average number of our preferred shares issued and outstanding during the relevant period. The base management fee is payable independent of the performance of our portfolio.

The base management fee of our Manager is calculated within 30 days after the end of each quarter and such calculation is promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

Reimbursement of Expenses

The Company is required to reimburse the Manager for the expenses described below. Expense reimbursements to the Manager are made in cash on a monthly basis following the end of each month. Our reimbursement obligation is not subject to any dollar limitation. Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

The Company also pays all operating expenses, except those specifically required to be borne by the Manager under the Management Agreement. The expenses required to be paid by the Company include, but are not limited to:

•	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	costs of legal, tax, accounting, consulting, auditing and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

•	the compensation and expenses of our trustees and the cost of liability insurance to indemnify our trustees and officers;

•	costs associated with the establishment and maintenance of any of our credit facilities, other financing arrangements, or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

•	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our shares on any exchange, the fees payable by us to any such exchange in connection with its listing, costs of preparing, printing and mailing our Annual Report to our shareholders and proxy materials with respect to any meeting of our shareholders;

•	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

•	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an investment or establishment and maintenance of any of our securitizations or any of our securities offerings;

•	costs and expenses incurred with respect to investor relation services, industry associations, memberships and conferences market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses applicable to the Company;

•	compensation and expenses of the Company’s custodian and transfer agent, if any;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

•	all taxes and license fees;

•	all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable “errors and omissions” insurance the Manager elects to carry for itself and its personnel;

•	costs and expenses incurred in contracting with third parties;

•	all other costs and expenses relating to the Company’s business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of investments, including appraisal, reporting, audit and legal fees;

•	expenses relating to any office(s) or office facilities, including, but not limited to, disaster backup recovery sites and facilities, maintained for the Company or its investments separate from the office or offices of the Manager;

•	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the Board of Trustees to or on account of holders of the Company’s securities or of the Company’s subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

•	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against the Company or any subsidiary, or against any trustee, trustee, partner, member or officer of the Company or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, trustee, partner, member or officer by any court or governmental agency; and

•	all other expenses actually incurred by the Manager (except as described below) which are reasonably necessary for the performance by the Manager of its duties and functions under the Management Agreement.

We reimburse our Manager for our allocable share of compensation paid to certain of our Manager’s officers and employees. In particular, for our named executive officers, we reimburse our Manager for an allocable portion of the salaries and benefits of our Chief Financial Officer, Chief Operating Officer, Chief Experience Officer and Chief Legal Officer and Secretary who are expected to devote a portion of their time to our business as needed, but we will not reimburse our Manager for the salaries and benefits of our Chief Executive Officer. In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Fees Incurred and Paid for 2014

For the calendar year ended December 31, 2014, the Company incurred $16.1 million in base management fees. The Company also was obligated to reimburse the Manager for $53.1 million of certain expenses incurred on the Company’s behalf during the calendar year ended December 31, 2014, which includes $1.0 million related to the Company’s allocable share of compensation paid to certain of the Company’s named executive officers.

Subsequent to the Separation, we pre-funded to our Manager $5 million in the aggregate for costs and expenses, or the pre-funded expenses. All of the pre-funded expenses have been credited to us against expenses incurred by our Manager on our behalf.

Provisions Relating to Internalization of Our Manager

No assurances can be given that we will internalize our Manager, and there are no current plans to do so. However, pursuant to our Manager’s amended and restated limited liability company agreement, Starwood Capital Group may (1) at any time, and from time to time, with the consent of the Waypoint Manager or (2) at any time, and from time to time, after we raise incremental common equity capital equal to or greater than $2.0 billion, subject to adjustment under certain circumstances, in its sole discretion: present to our Board of Trustees for consideration and approval a proposal (the “internalization proposal”) for us to acquire our Manager and its relevant affiliates engaged in our management from the equity holders thereof. No purchase price to be paid in connection with the internalization of our Manager has been proposed at this time, and any such price will be determined in the future in connection with the applicable internalization proposal. We expect that any proposal to internalize our Manager will have the option to pay the purchase price paid in connection with the internalization (the “internalization consideration”) in cash or in our Common Shares based on a per share price equal to the 30-day trailing average share price. Any internalization proposal would be subject to negotiation and, in our discretion, rejection by us, and we will not be under any obligation to consider any particular proposal. Under any circumstance, acceptance of any internalization proposal will be conditioned upon (1) receipt by us of a fairness opinion from an investment banking firm of national reputation to the effect that the internalization consideration to be paid by us to the equity holders of our Manager will be fair, from a financial point of view, to the holders of our outstanding Common Shares (other than our Manager and its affiliates) and (2) the approval of the acquisition by (a) a special committee comprised solely of Independent Trustees of our Board of Trustees and (ii) our shareholders holding a majority of all the votes cast at a meeting of our shareholders duly called and at which a quorum is present.

Registration Rights Agreement

We have entered into a registration rights agreement with our Manager with respect to (1) our Common Shares that are issuable upon the vesting of the RSUs granted to our Manager under the Manager Equity Plan in connection with the Separation and (2) any equity-based awards granted to our Manager under our Manager Equity Plan in the future, which we refer to collectively as the registrable shares. Pursuant to the registration rights agreement, we granted our Manager and its direct and indirect transferees: (1) unlimited demand registration rights to have the registrable shares registered for resale; and (2) in certain circumstances, the right to “piggy-back” the registrable shares in registration statements we might file in connection with any future public offering.

Notwithstanding the foregoing, any registration is subject to cutback provisions, and we are permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.”

“Starwood” License Agreement

We have entered into a license agreement with Starwood Capital Group, LLC pursuant to which it granted us a non-exclusive, royalty-free license to use the name and trademark “Starwood” and the logo for Starwood Capital Group. Under this agreement, we will have a right to use this name, trademark and logo for so long as Starwood Capital Group and our Manager are under common control and our Manager serves as our Manager pursuant to the Management Agreement. This license and trademark will terminate concurrently with any termination of the Management Agreement or any change of control of our Manager.

The Waypoint Legacy Funds and the Waypoint Manager

The Waypoint Manager manages homes owned by DC Real Estate Fund II, LP, Wiel Brien Fund III, LP, Wiel Brien IV, LP, Wiel Brien IV-A, LP, Wiel Brien SCFF Fund I, LP, Waypoint Fund I-A, LP, Waypoint Fund II-A, LP, Waypoint/GI Venture, LLC and DC Real Estate Group LLC (the “Waypoint Legacy Funds”). The Waypoint Manager has agreed that the Waypoint Legacy Funds will not contract to acquire additional homes and will not acquire distressed and non-performing single-family residential mortgage loans, except for (1) acquisitions of homes by a Waypoint Legacy Fund funded solely using proceeds of sales of other homes owned by such Waypoint Legacy Fund or (2) the acquisition of homes or portfolios of homes that do not meet our principal investment objectives. We did not acquire the Waypoint Legacy Funds or the assets thereof as part of our acquisition of the Waypoint platform; however, we did acquire 707 homes from Waypoint Fund XI, LLC, a fund managed by the Waypoint Manager, subsequent to the Separation. As a result, the Waypoint Manager, and thereby certain of our officers and trustees and members of our Manager’s executive team, may compete directly with us for financing opportunities, for leasing and in other aspects of our business, which could have an adverse effect on our business. The Waypoint Manager has no fiduciary duties to us and there is no assurance that any conflicts of interest between the Waypoint Manager and us will be resolved in favor of our shareholders.

Our Manager has acquired the Waypoint platform but did not acquire the Waypoint Manager. Through one or more affiliates, the Waypoint Manager (1) is owned by certain members of our Manager’s executive team and other third parties and (2) is permitted to continue to manage the assets and properties of the Waypoint Legacy Funds and to collect and retain for the Waypoint Manager’s sole account the net fee income and promoted interests in such entities. To facilitate these efforts, appropriate Waypoint Manager affiliates have been granted, during the duration of the Waypoint Legacy Funds’ existence, (1) a license to use the technology and operational platform and knowhow of our Manager and (2) in order to assist in the operation of homes owned by the Waypoint Legacy Funds, access to the employees that our Manager retained upon the completion of the Separation. The Waypoint Manager does not have any employees of its own. Any expenses, including personnel and employee costs related to the Waypoint Manager or the Waypoint Legacy Funds, incurred by our Manager are either reimbursed by the Waypoint Manager at actual cost or covered (in whole or in part) pursuant to an agreed upon arrangement with the Waypoint Manager. The fees that we pay to our Manager are not reduced in connection with any reimbursement of our Manager by the Waypoint Manager or the Waypoint Legacy Funds. Because the Waypoint Manager will have access to the employees of our Manager, such employees will have less time available to devote to our business and may be unable to effectively allocate their time and other resources among multiple portfolios.

Current Co-Investment Rights and Obligations

Our ability to make investments pursuant to our business and growth strategies is currently subject to (1) the fund documents of the Starwood Private Real Estate Funds and (2) the co-investment and allocation agreement among our Manager, Starwood Capital Group and us.

Pursuant to the fund documents of Starwood Global Opportunity Fund VIII, Starwood Global Opportunity Fund IX and Starwood Capital Hospitality Fund II Global (the “Starwood Private Real Estate Funds”), if a proposed investment is (1) to be made by any investment vehicle (including us or Starwood Property Trust) managed by an entity controlled by Starwood Capital Group, (2) to be made in equity or debt interests relating to real estate and (3) expected (by the manager of the entity proposing to make the investment), at the time such investments is made, to produce an internal rate of return in excess of 14%, which we refer to as a Starwood Real Estate Fund Allocation Investment, then the Starwood Private Real Estate Funds collectively will have the right to invest 25% of the equity capital proposed to be invested in such Starwood Real Estate Fund Allocation Investment.

Pursuant to the co-investment and allocation agreement among our Manager, Starwood Capital Group and us, if an investment proposed to be made by any of Starwood Capital Group, L.P. or its affiliates (including the Starwood Private Real Estate Funds) (each, a “Starwood Party”) or us consists of single-family rental homes and/or distressed and non-performing single-family residential mortgage loans (or a portfolio that contains equity interests relating to real estate, if our Manager determines that more than 50% of the aggregate anticipated investment returns from the portfolio are expected to come from single-family rental homes and/or distressed and non-performing single-family residential mortgage loans), we will have the right to invest at least 75% of the equity capital proposed to be invested in such investment.

Whether any Starwood Party or we exercise all or any part of its or our co-investment right will be subject to, among other things, the determination by the sponsor, manager or general partner, as the case may be, of each Starwood Party (each an affiliate of Starwood Capital Group) that the investment is suitable for such fund and the determination by our Manager (also an affiliate of Starwood Capital Group) that the investment is suitable for us.

Our Independent Trustees periodically review our Manager’s, Starwood Capital Group’s and Starwood Property Trust’s compliance with the co-investment and allocation provisions described above, but they do not approve each co-investment by a Starwood Party and us unless the amount of capital we invest in the investment otherwise requires the review and approval of our Independent Trustees pursuant to our investment guidelines.

Exclusivity Provisions

Pursuant to the co-investment and allocation agreement among our Manager, Starwood Capital Group and us, our Manager and Starwood Capital Group have agreed that neither they nor any entity controlled by Starwood Capital Group (including Starwood Property Trust) will sponsor or manage any U.S. publicly traded entity (other than us) that invests primarily in single-family residential rental homes or distressed and non-performing single-family residential mortgage loans for so long as the Management Agreement is in effect and our Manager and Starwood Capital Group are under common control. However, our Manager and Starwood Capital Group and their respective affiliates may sponsor or manage (1) a U.S. publicly traded entity (including Starwood Property Trust) that invests generally in real estate assets, including rental homes or distressed and non-performing single-family residential mortgage loans, so long as any such entity does not invest primarily in single-family residential rental homes or distressed and non-performing single-family residential mortgage loans, or (2) a private or foreign entity that invests primarily in single-family residential rental homes or distressed and non-performing single-family residential mortgage loans; provided that, in each case, Starwood Capital Group will adopt a policy that either (a) provides for the fair and equitable allocation of investment opportunities between any such entity and us or (b) provides us the right to co-invest with any such entity, in each case subject to the suitability of each investment opportunity for any such entity and us and any such entity’s and our availability of cash for investment.

For a period of three years from January 31, 2014, except for activities related to the management of the Waypoint Legacy Funds, each of Gary M. Beasley, Douglas R. Brien, Colin T. Wiel and the Waypoint Manager (the “Waypoint Parties”) have agreed that they will not, and will cause each of their affiliates not to, directly or indirectly:

(1)	engage or invest in single-family home activities or businesses, or establish any new single-family home businesses, within any geographic location (e.g., metropolitan statistical area) in which we, our Manager, any of our or our Manager’s respective affiliates or the Waypoint platform conducted, or was planning to conduct, business on or before the completion of the Separation that are substantially in competition with us, our Manager or the Waypoint platform including (a) soliciting any customer or prospective customer of us, our Manager or any of our or our Manager’s respective affiliates to purchase any goods or services sold by us, our Manager or any of our or our Manager’s respective affiliates, from anyone other than us, our Manager and our or our Manager’s respective affiliates, and (b) assisting any person in any way to do, or attempt to do, anything prohibited by clause (a) above; provided, however, that nothing will prohibit (i) any Waypoint Party or any of GI Partners Fund III, L.P., GI Waypoint ECI Blocker Fund III-B, Inc. or GI UBTI Blocker Fund III-A, Inc (which are certain of the owners of the Waypoint Manager) (the “GI Parties”) from owning not in excess of 5% in the aggregate of any class of securities of any corporation if such securities are publicly traded and listed on any national or regional stock exchange or (ii) any individual from owning, acquiring, renovating, marketing, leasing and maintaining residential homes as personal investments; or

(2)	solicit, recruit or hire any of the members of our Manager’s executive team or encourage any of such employees to leave the employment of our Manager or any of its affiliates; provided, however, that this clause shall not apply to (a) any members of the Waypoint executive team who ceased to be an employee of our Manager or any of its affiliates at least 90 days prior to such solicitation or hiring, or (b) any general mass solicitations of employment and generalized employee searches by headhunter/search firms (in either case not focused specifically on or directed in any way at such employees of our Manager or any of its affiliates) or the hiring of any person who responds to any such general solicitations or searches.

During the time that a GI Party designee serves on the board of directors of our Manager, each of the GI Parties has agreed that it will not, either directly or through a portfolio company that it controls, invest equity in any entity (other than Waypoint/GI Venture, LLC) whose primary business purpose is the acquisition and rental of single-family homes. Each of the GI Parties has also agreed that, for a period of 18 months from January 31, 2014, neither it nor any of its portfolio companies acting on its behalf and at its direction will solicit or hire any of the members of our Manager’s executive team or encourage any of such employees to leave the employment of our Manager or any of its affiliates; provided, however, that this clause will not apply to (a) any members of the Waypoint executive team who ceased to be an employee of our Manager or any of its affiliates at least 90 days prior to such solicitation or hiring, or (b) any general mass solicitations of employment and generalized employee searches by headhunter/search firms (in either case not focused specifically on or directed in any way at such employees of our Manager or any of its affiliates) or the hiring of any person who responds to any such general solicitations or searches who responds to any such general solicitations or searches.

Governance Rights Agreement

We have entered into a governance rights agreement with Starwood Capital Group and the Waypoint Manager. See “Corporate Governance—Governance Rights Agreement” for a summary of this agreement.

Separation and Distribution Agreement with Starwood Property Trust

On January 31, 2014, we entered into a Separation and Distribution Agreement with Starwood Property Trust to effect the Separation and provide a framework for our relationship with Starwood Property Trust after the Separation. This agreement governs the relationship between us and Starwood Property Trust subsequent to the completion of the Separation plan and provided for the allocation between us and Starwood Property Trust of Starwood Property Trust’s assets, liabilities and obligations (including tax-related assets and liabilities) attributable to periods prior to the Separation.

The Separation and Distribution Agreement set forth our agreements with Starwood Property Trust regarding the principal transactions that were necessary to separate us from Starwood Property Trust. It also set forth other agreements that govern certain aspects of our relationship with Starwood Property Trust after the completion of the Separation. For purposes of the Separation and Distribution Agreement: (1) the “Starwood Waypoint Residential Group” means us and our subsidiaries; and (2) the “Starwood Property Trust Group” means Starwood Property Trust and its subsidiaries other than us and our subsidiaries. In particular:

•	The Separation and Distribution Agreement identified the assets and liabilities to be retained by, transferred to, assumed by, or assigned to, as the case may be, each of us and Starwood Property Trust as part of the separation of Starwood Property Trust into two companies, and describes when and how these transfers, assumptions and assignments occur, although, many of the transfers, assumptions and assignments occurred prior to the parties’ entering into the Separation and Distribution Agreement.

•	Subject to certain exceptions, including with respect to liabilities assumed by, or allocated to, us or Starwood Property Trust, the Separation and Distribution Agreement provided that we and Starwood Property Trust generally agreed to release each other from all liabilities existing or arising from acts or events prior to or on the distribution date. In addition, the Separation and Distribution Agreement provided that, except as otherwise provided for in other documents related to the Separation, we would indemnify Starwood Property Trust and its affiliates and representatives against certain losses, and Starwood Property Trust agreed to indemnify us and our affiliates and representatives against certain losses.

•

If we are treated as a successor to Starwood Property Trust under applicable U.S. federal income tax rules, and if Starwood Property Trust fails to qualify as a REIT, we could be prohibited from electing to be a REIT. Accordingly, in the Separation and Distribution Agreement, Starwood Property Trust: (1) represented that it had no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT; (2) covenanted to use commercially reasonable efforts to cooperate with us as necessary to enable us to qualify for taxation as a REIT and receive customary legal opinions concerning REIT status, including providing information and representations to us and our tax counsel with respect to the composition of Starwood Property Trust’s income and assets, the composition of its stockholders, and its operation as a REIT; and (3) covenanted to use its reasonable best efforts to maintain its REIT status for each of Starwood Property Trust’s taxable years ending on or before December 31, 2014 (unless Starwood Property Trust obtains an opinion from a nationally recognized tax counsel or a private letter ruling from the IRS to the effect that Starwood Property Trust’s failure to maintain its REIT status will not cause us to fail to qualify as a REIT under the successor REIT rule referred to above). Additionally, in the Separation and Distribution Agreement, we covenanted to use our reasonable best efforts to qualify for taxation as a REIT for our taxable year ended December 31, 2014.

•	Other matters governed by the Separation and Distribution Agreement include, amongst others, further assurances, distribution of our shares in the Separation, termination of other agreements, maintenance of assurance, resolution of disputes access to financial and other information and confidentiality. In addition, pursuant to the Separation and Distribution Agreement, we reimbursed Starwood Property Trust for approximately $6.2 million relating to costs and expenses directly relating to the Separation, including accounting, legal, financial advisory, NYSE and third-party market study fees incurred in connection with the Separation.

Related Party Transaction Policy

In order to avoid any actual or perceived conflicts of interest between our Manager, Starwood Capital Group, Starwood Property Trust, any of their affiliates or any investment vehicle sponsored or managed by Starwood Capital Group or any of its affiliates (the “Starwood related parties”) or the Waypoint Manager, any of its affiliates or any investment vehicle sponsored or managed by the Waypoint Manager or any of its affiliates (the “Waypoint related parties”) and us, the approval of a majority of our Independent Trustees is required to approve (1) any purchase of our assets by any of the Starwood related parties or any of the Waypoint related parties and (2) any purchase by us of any assets of any of the Starwood related parties or any of the Waypoint related parties.

Further, the Board of Trustees has adopted a policy regarding the approval of any “related party transaction,” which is any transaction or series of transactions in which we or any of the Company’s subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the person designated by the chief executive officers as the compliance officer any related party transaction and all material facts about the transaction. The person designated by the chief executive officers as the compliance officer would then assess and promptly communicate that information to the Compensation Committee. Based on its consideration of all of the relevant facts and circumstances, the Compensation Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related party transaction that has not been pre-approved under this policy, the transaction will be referred to the Compensation Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. The Company’s policy requires any trustee who may be interested in a related party transaction to recuse himself or herself from any consideration of such related party transaction.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Proposals received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Shareholder proposals are eligible for consideration for inclusion in the proxy statement for the 2016 annual meeting of shareholders if they are received by the Company on or before December 5] 2015. Any proposal should be directed to the attention of Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612. In order for a shareholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), such proposal must be delivered to the Company’s Secretary at the Company’s principal executive offices not later than the last date for submission of shareholder proposals under the Company’s Bylaws. In order for a proposal to be “timely” under the Company’s Bylaws, it must be received not earlier than the close of business on the 150th day (i.e., November 5, 2015) nor later than the close of business on the 120th day (i.e., December 5, 2015) prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of shareholders. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, in order for notice by the shareholder to be timely, such notice must be so delivered not earlier than 5:00 p.m., Eastern time, on the 150th day prior to the date of such annual meeting of shareholders and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting of shareholders, as originally convened, or the 10th day after the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ADDITIONAL INFORMATION

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by phone at (510) 987-8308 or send a written request to the Company’s Secretary at Starwood Waypoint Residential Trust, 1999 Harrison Street, Oakland, California 94612.

If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as set forth above.

By Order of the Board of Trustees,

Tamra D. Browne
Chief Legal Officer and Secretary

Dated: April 3, 2015

Oakland, California

STARWOOD WAYPOINT RESIDENTIAL TRUST

1999 HARRISON STREET

OAKLAND, CA 94612

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Tuesday, May 5, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Tuesday, May 5, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M87409-P63289	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STARWOOD WAYPOINT RESIDENTIAL TRUST	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Trustees recommends you vote FOR the following: 1. Election of Trustees	☐	☐	☐

Nominees:
01)	Barry S. Sternlicht	06)	Stephen H. Simon
02)	Douglas R. Brien	07)	Andrew J. Sossen
03)	Richard D. Bronson	08)	Colin T. Wiel
04)	Michael D. Fascitelli	09)	Christopher B. Woodward
05)	Jeffrey E. Kelter

The Board of Trustees recommends you vote FOR the following proposal:				For	Against	Abstain

2. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015.				☐	☐	☐

NOTE: The proxies will vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M87410-P63289

STARWOOD WAYPOINT RESIDENTIAL TRUST

Annual Meeting of Shareholders

May 6, 2015 1:00 PM Pacific Time

This proxy is solicited by the Board of Trustees

The shareholder(s) hereby appoint(s) Douglas R. Brien and Tamra D. Browne, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of STARWOOD WAYPOINT RESIDENTIAL TRUST that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 1:00 PM, Pacific Time, on May 6, 2015, at 1999 Harrison Street, Oakland, CA, 94612, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees’ recommendations.

Continued and to be signed on reverse side